OPPENHEIMER VALUE FUND - EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Value Fund (the “Fund”) as series of Oppenheimer Series Fund, Inc. (the “Company”) was held at held at which the twelve Trustees identified below were elected to the Company (Proposal No. 1).  At the an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) was approved as described in the Fund’s proxy statement dated April 12, 3012.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           60,987,904                                672,939
David K. Downes                                        60,915,004                                745,839
Matthew P. Fink                                          60,957,742                                703,101
Edmund Giambastiani, Jr.                           60,964,340                                696,503
Phillip A. Griffiths                                       60,925,388                                735,455
Mary F. Miller                                             60,976,851                                683,993
Joel W. Motley                                           60,997,380                                663,463
Joanne Pace                                                60,999,277                                661,566
Mary Ann Tynan                                       61,030,192                                630,652
Joseph M. Wikler                                       60,929,168                                731,676
Peter I. Wold                                               60,996,184                                664,659
William F. Glavin, Jr.                                  61,012,608                                648,235

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
42,303,709                 11,702,025                                638,965

On August 12, 2013, following an adjournment from a shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
49,971,043                                1,797,234                                3,208,575

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
49,982,313                                1,791,848                                3,202,692

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
49,967,268                                1,800,830                                3,208,755

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
49,969,847                                1,796,151                                3,210,854

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
49,981,847                                1,790,635                                3,204,371

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
49,977,340                                1,796,067                                3,203,447
2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
49,969,170                                1,820,770                                3,186,911